CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Registration Statement on Form SB-2 of our report dated March 24, 2005, relating to the financial statements of Joystar, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


Mendoza Berger & Company, LLP



/S/ Mendoza Berger & Company, LLP
Irvine, California
August 18, 2005